SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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                                Franklin Alternative Strategies Funds

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Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: www.franklintempleton.com/K2GMOandH2OInfo.

The Information Statement describes recent changes involving the investment management of the Fund.  The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies.  The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple sub-advisors) and the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”), has the ultimate responsibility, subject to oversight by the Trust’s Board of Trustees (the “Board”), to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this notice and the Information Statement, are unaffiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.

Under an exemptive order from the U.S. Securities and Exchange Commission, K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board.  On December 8, 2017, the Board, on behalf of the Fund, approved two new sub-advisory agreements: one between K2 Advisors and H2O AM LLP (“H2O”), and the other between K2 Advisers and Grantham Mayo Van Otterloo & Co LLC (“GMO”), pursuant to which K2 Advisors may allocate assets to H2O and GMO, respectively.

A more detailed description of H2O and GMO and their investment operations, information about the new sub-advisory agreements with H2O and GMO, and the reasons the Board appointed H2O and GMO as sub-advisors, is included in the Information Statement.

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This Notice of Internet Availability of Information Statement is being mailed beginning on or about March 20, 2018, to shareholders of record of the Fund as of February 26, 2018.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise. If you prefer not to have this document householded, please call us at (800) 632-2301.  The Information Statement will be available online until at least July 20, 2018.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  On December 8, 2017 (the “Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved two new sub-advisory agreements at an in-person meeting: (1) a sub-advisory agreement between K2/D&S Management Co., L.L.C. (“K2 Advisors”) and H2O AM LLP (“H2O”), and (2) a sub-advisory agreement between K2 Advisors and Grantham Mayo Van Otterloo & Co LLC (“GMO”), pursuant to which K2 Advisors may allocate assets to H2O and GMO, respectively.   The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies.  K2 Advisors has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this Information Statement, are unaffiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.  The Fund is structured as a multi-manager fund.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about March 20, 2018 to all shareholders of record of the Fund as of February 26, 2018 (the “Record Date”).  The Information Statement will be available online at www.franklintempleton.com/K2GMOandH2OInfo until at least July 20, 2018.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Why am I receiving this Information Statement?

This Information Statement is being furnished by the Board to inform shareholders of recent changes in the investment management of the Fund.  The Board, upon the recommendation of K2 Advisors, has approved two new sub-advisory agreements: one between K2 Advisors and H2O (the “H2O Sub-Advisory Agreement”) and the other between K2 Advisors and GMO (the “GMO Sub-Advisory Agreement” and together with the H2O Sub-Advisory Agreement, the “New Sub-Advisory Agreements”).  This Information Statement provides details regarding H2O, GMO, the New Sub-Advisory Agreements and the reasons the Board appointed H2O and GMO as new sub-advisors.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee sub-advisors and recommend their hiring, termination and replacement. K2 Advisors also, subject to the review and approval of the Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Board, K2 Advisors allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and monitors and evaluates the sub-advisors’ performance.  Each of the sub-advisors is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it.  As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly-owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF H2O AND GMO AS SUB-ADVISORS TO THE FUND

Why was H2O and GMO appointed as New Sub-Advisors?

K2 Advisors recommended and the Board approved the appointment of H2O and GMO as sub-advisors to the Fund to manage a portion of the Fund’s assets using their global macro strategies.

Has the addition of H2O or GMO increased the Fund’s fees and expenses?

No.  The addition of H2O and GMO as sub-advisors to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by K2 Advisors to the Fund’s sub-advisors are deducted from the fees paid by the Fund to K2 Advisors.  The addition of H2O and GMO as sub-advisors to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

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Information about H2O

            H2O is an SEC-registered investment adviser located at 10 Old Burlington Street, London, W1S 3AG. H2O is a global macro discretionary boutique founded in 2010.  H2O is a wholly owned subsidiary of H2O AM Limited, which in turn is a majority owned subsidiary of H2O AM Holding SA. H2O AM Holding SA is majority owned by Natixis Asset Management, with Bruno Crastes, Vincent Chailley, Jean-Noel Alba, and Marc Maudhuit each holding minority interests. Natixis Asset Management is 100% owned by Natixis Global Asset Management, which is 100% owned by Natixis. Natixis is majority owned by BPCE, a banking group in France. H2O is a global investment firm with approximately $20 billion in assets under management as of February 28, 2018.

The names and principal occupations of the principal executive officers and general partners of H2O, as of the Record Date, are set forth below. The business address of each person is 10 Old Burlington Street, London, W1S 3AG.

Name	Title
Bruno Crastes	Chief Executive Officer
Vincent Chailley	Chief Information Officer
Jean-Noel Alba	Deputy CEO and CCO
Marc Maudhuit	Member of Executive Committee

Information about GMO

            GMO is an SEC-registered investment adviser located at 40 Rowes Wharf, Boston, MA 02110. GMO is a private investment firm founded in 1977.  GMO is substantially employee-owned and has 40 partners. GMO is a global investment firm with approximately $70.4 billion in assets under management as of December 31, 2017.

The names and principal occupations of the principal executive officers and directors of GMO, as of the Record Date, are set forth below. The business address of each person is 40 Rowes Wharf, Boston, MA 02110.

Name	Title
Robert Jeremy Grantham	Founding Member, Board Member
Richard Arthur Mayo	Capital Member
Eyk De Mol Alexander Van Otterloo	Founding Member
John William Rosenblum	Member, Board Member
Arjun Bhagwan Divecha	Member, Board Member, Investment Director
Louis Benjamin Inker	Member, Board Member, Investment Director
Thomas Raysor Hancock	Member, Investment Director
Scott Hayward	Member, Board Member, Chief Executive Officer
Jean-Pierre Mittaz	Member, Chief Operating Officer
Gregory Pottle	Member, Chief Compliance Officer
Myra Rose Drucker	Board Member
Urban Carl Mueller	Member, Head of Global Client Relations
Margaret Ann McGetrick	Board Member
Jason Halliwell	Member, Investment Director
Stephen Paul Casper	Board Member
Nicole Cara Zimmerman	Director of Human Resources
Tina Vandersteel	Member, Investment Director
Neil Richard Constable	Member, Investment Director

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material terms of the New sub-advisory agreementS

Below is a summary of the material terms of the New Sub-Advisory Agreements.  The terms are substantially similar to the terms of other sub-advisory agreements K2 Advisors has with the other unaffiliated sub-advisors for the Fund.

H2O Sub-Advisory Agreement

Services.  Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, H2O provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by K2 Advisors and H2O, including the formulation and implementation of a continuous investment program for that portion of the Fund’s assets allocated to H2O by K2 Advisors from time to time (the “H2O Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, sold, or exchanged for the H2O Sub-Advised Portion.

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            Management Fees.  K2 Advisors compensates H2O for providing investment advice and analysis and for managing the H2O Sub-Advised Portion.  K2 Advisors pays H2O for its services from the investment management fees it receives from the Fund.

Payment of Expenses. During the term of the H2O Sub-Advisory Agreement, H2O will pay all expenses incurred by it in connection with the activities to be provided by H2O under the agreement other than the costs of acquiring and disposing financial instruments (including brokerage commissions, if any) for the H2O Sub-Advised Portion. K2 Advisors and the Fund will be responsible for all of their respective expenses.

Brokerage.  In performing the services described above, H2O shall seek to obtain best execution.  Subject to appropriate policies and procedures, H2O may, to the extent authorized by law and in accordance with the terms of the Fund’s prospectus and statement of additional information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if H2O determines in good faith that the amount of the commission charged was reasonable in relation to the value of brokerage and/or research services provided by such broker.

Continuance.  The H2O Sub-Advisory Agreement will remain in effect for two years after its effective date of January 2, 2018, unless earlier terminated.  As provided therein, the H2O Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the H2O Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the H2O Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast in person at a meeting called for the purpose of voting on such approval.

            Termination.  The H2O Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to K2 Advisors and H2O, (ii) by K2 Advisors or H2O upon at least sixty (60) days’ written notice to the other party, or (iii) by K2 Advisors or the Fund upon a material breach by H2O of any of H2O’s obligations or representations under the H2O Sub-Advisory Agreement if such breach is not corrected by H2O within five (5) business days after notice thereof by K2 Advisors or the Fund. The H2O Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between K2 Advisors and the Fund.

Standard of Care.  Under the H2O Sub-Advisory Agreement, H2O and its directors, officers or employees shall not be held liable to K2 Advisors, the Fund, or to any shareholder of the Fund other than as set forth in this paragraph below.  H2O is required to indemnify and hold harmless the Fund, K2 Advisors and each of its affiliates, officers, directors, trustees, and employees (each, a “Franklin Indemnified Party”) for any losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to (i) H2O’s material breach of the H2O Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties thereunder or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, Registration Statement, proxy materials, reports, advertisements, sales literature or other materials pertaining to the H2O Sub-Advised Portion or H2O to the extent that such statement was made in reliance on information furnished to the Fund and K2 Advisors by H2O or any director, officer, agent or employee of H2O for use therein, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party in connection with such liability.  The H2O Sub-Advisory Agreement contains similar provisions pursuant to which K2 Advisors is required to indemnify H2O.

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What factors did the Board consider when approving the H2O Sub-Advisory Agreement?

At the Meeting, K2 Advisors recommended that the Board approve the H2O Sub-Advisory Agreement with H2O, and the Board, including a majority of the Independent Trustees, approved the H2O Sub-Advisory Agreement.  In approving the H2O Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the H2O Sub-Advisory Agreement were fair and reasonable and that approval of the H2O Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. As part of the approval process, the Trustees considered the process undertaken and information provided during their consideration and approval on May 22, 2017 of the investment management agreement between K2 Advisors and the Trust, on behalf of the Fund, and the sub-advisory agreements between K2 Advisors and each of the Fund’s existing sub-advisors.

At an Independent Trustees’ meeting held on December 8, 2017, the Independent Trustees met with representatives of H2O.   In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at prior meetings, considered various materials related to the H2O Sub-Advisory Agreement including: (1) a copy of the proposed form of H2O Sub-Advisory Agreement; (2) information describing the nature, quality and extent of services that H2O would provide to the Fund, and the proposed sub-advisory fees payable to H2O; (3) a report from K2 Advisors on the diligence conducted on H2O and the reasons for recommending H2O as a sub-advisor for the Fund, including, but not limited to, H2O’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (4) a report from the Fund’s Chief Compliance Officer regarding H2O’s compliance program and capabilities, including H2O’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Fund’s Chief Compliance Officer with respect thereto.  The Board noted that the terms of the H2O Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

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The Board’s consideration of whether to approve the H2O Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following:  (1) the nature and quality of the services to be provided by H2O to the Fund under the H2O Sub-Advisory Agreement; (2) H2O’s experience as a manager of other accounts; (3) H2O’s strength and reputation within the industry; (4) the fairness of the compensation under the H2O Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of H2O; (6) profitability matters; (7) reports from K2 Advisors on the diligence conducted on H2O and the reasons for recommending  H2O as a sub-advisor for the Fund, including, but not limited to, H2O’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (8) a report from the Trust’s Chief Compliance Officer regarding H2O’s compliance program and capabilities, including H2O’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Trust’s Chief Compliance Officer with respect thereto.  Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as H2O’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goals.

The following discussion relates to certain primary factors relevant to the Board’s decision to approve the H2O Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.  In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

NATURE, EXTENT AND QUALITY OF SERVICES. The Trustees reviewed the nature, extent and quality of the services to be provided by H2O. In this regard, they reviewed the Fund’s investment goal and H2O’s proposed investment strategy, and H2O’s ability to implement such investment goal and/or investment strategy, including, but not limited to, H2O’s trading practices and investment decision processes.

With respect to the sub-advisory services to be provided by H2O, the Board noted the responsibilities that H2O would have with respect to the H2O Sub-Advised Portion of the Fund, including, among others, implementing the investment strategies with respect to the H2O Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the H2O Sub-Advised Portion. The Trustees considered the successful performance of H2O in managing other investment products with investment strategies similar to the investment strategies of the H2O Sub-Advised Portion of the Fund.

The Trustees reviewed the portfolio management team at H2O that would be responsible for managing the H2O Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered various other products, portfolios and entities that are advised by H2O, their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board also considered a report from the Trust’s Chief Compliance Officer regarding H2O’s compliance program as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by K2 Advisors in proposing H2O as a sub-advisor to the Fund, including the due diligence undertaken with respect to H2O’s compliance capabilities, and efforts to integrate H2O’s operations, policies, procedures and compliance functions with those of K2 Advisors.

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Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by H2O to the Fund and its shareholders and were confident in the abilities of H2O to implement its proposed investment strategy, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE.  The Board noted that, as H2O has not provided any services to the Fund, there was no investment performance of H2O with respect to the Fund.  The Board considered the investment performance of H2O in managing other investment products with similar investment strategies to the investment strategies of the H2O Sub-Advised Portion. The Board also considered the performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of H2O in managing the H2O Sub-Advised Portion.

COMPARATIVE EXPENSES AND PROFITABILITY.  The Board considered the cost of the services to be provided by H2O.  The Board also noted that it could not evaluate H2O’s profitability with respect to the Fund since no assets had yet been allocated to H2O.

The Board noted that the sub-advisory fees would be paid by K2 Advisors to H2O and would not be additional fees to be borne by the Fund.  The Board also noted that the sub-advisory fees to be paid by K2 Advisors to H2O were the product of arms-length negotiations between K2 Advisors and H2O and the Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and H2O in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and H2O. The Trustees considered various other products, portfolios and entities that are advised by H2O and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts.  The Board considered the extent to which H2O may derive ancillary benefits from the Fund’s operations.

With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring H2O as a sub-advisor to the Fund, the Board considered the following: (1) the fee waiver and expense limitation arrangements in effect, and the amount of Fund expenses that were absorbed since the inception of the Fund by K2 Advisors through such arrangements,  (2) the sub-advisory fees to be paid to H2O are the same as the fees charged by all of the Fund’s existing sub-advisors (with the exception of one other sub-adviser), and (3) K2 Advisors’ belief that the hiring of H2O as a sub-advisor will not have any demonstrable impact on K2 Advisors’ profitability.

Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure was fair and reasonable.

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ECONOMIES OF SCALE. The Board considered economies of scale that may be realized by H2O as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. The Board concluded that economies of scale were deemed not to be a significant factor at that time in light of, among other matters, the fee waiver and expense limitation arrangement in effect.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the H2O Sub-Advisory Agreement, including the fees payable thereunder, with H2O for the Fund.

            GMO Sub-Advisory Agreement

Services.  Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, GMO provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by K2 Advisors and GMO, including the formulation and implementation of a continuous investment program for that portion of the Fund’s assets allocated to GMO by K2 Advisors from time to time (the “GMO Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, sold, or exchanged for the GMO Sub-Advised Portion.

            Management Fees.  K2 Advisors compensates GMO for providing investment advice and analysis and for managing the GMO Sub-Advised Portion.  K2 Advisors pays GMO for its services from the investment management fees it receives from the Fund.

Payment of Expenses. During the term of the GMO Sub-Advisory Agreement, GMO will pay all expenses incurred by it in connection with the activities to be provided by GMO under the agreement other than the costs of acquiring and disposing financial instruments (including brokerage commissions, if any) for the GMO Sub-Advised Portion. K2 Advisors and the Fund will be responsible for all of their respective expenses.

Brokerage.  In performing the services described above, GMO shall seek to obtain best execution.  Subject to appropriate policies and procedures, GMO may, to the extent authorized by law and in accordance with the terms of the Fund’s prospectus and statement of additional information and with GMO’s policies, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if GMO determines in good faith that the amount of the commission charged was reasonable in relation to the value of brokerage and/or research services provided by such broker.

Continuance.  The GMO Sub-Advisory Agreement will remain in effect for two years after its effective date of December 20, 2017, unless earlier terminated.  As provided therein, the GMO Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in 1940 Act, provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the GMO Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the GMO Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast in person at a meeting called for the purpose of voting on such approval.

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            Termination.  The GMO Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to K2 Advisors and GMO, (ii) by K2 Advisors or GMO upon at least sixty (60) days’ written notice to the other party, or (iii) by K2 Advisors or the Fund upon a material breach by GMO of any of GMO’s obligations or representations under the GMO Sub-Advisory Agreement if such breach is not corrected by GMO within five (5) business days after notice thereof by K2 Advisors or the Fund.  The GMO Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between K2 Advisors and the Fund.

Standard of Care.  Under the GMO Sub-Advisory Agreement, GMO and its directors, partners, officers or employees shall not be held liable to K2 Advisors, the Fund, or to any shareholder of the Fund other than as set forth below in this paragraph below.  GMO is required to indemnify and hold harmless Franklin Indemnified Parties for any losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to (i) GMO’s material breach of the GMO Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties thereunder or (ii) any untrue statement of a material fact (or an omission of such statement) made in reliance on information furnished to the Fund and K2 Advisors by the Sub-Adviser or any director, officer, agent or employee of the Sub-Adviser for use therein, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party in connection with such liability.  The GMO Sub-Advisory Agreement contains similar provisions pursuant to which K2 Advisors is required to indemnify GMO.

What factors did the Board consider when approving the GMO Sub-Advisory Agreement?

At the Meeting, K2 Advisors recommended that the Board approve the GMO Sub-Advisory Agreement with GMO, and the Board, including a majority of the Independent Trustees, approved the GMO Sub-Advisory Agreement.  In approving the GMO Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the GMO Sub-Advisory Agreement were fair and reasonable and that approval of the GMO Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. As part of the approval process, the Trustees considered the process undertaken and information provided during their consideration and approval on May 22, 2017 of the investment management agreement between K2 Advisors and the Trust, on behalf of the Fund, and the sub-advisory agreements between K2 Advisors and each of the Fund’s existing sub-advisors.

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At an Independent Trustees’ meeting held on December 8, 2017, the Independent Trustees met with representatives of GMO.   In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at prior meetings, considered various materials related to the GMO Sub-Advisory Agreement including: (1) a copy of the proposed form of GMO Sub-Advisory Agreement; (2) information describing the nature, quality and extent of services that GMO would provide to the Fund, and the proposed sub-advisory fees payable to GMO; (3) a report from K2 Advisors on the diligence conducted on GMO and the reasons for recommending GMO as a sub-advisor for the Fund, including, but not limited to, GMO’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (4) a report from the Fund’s Chief Compliance Officer regarding GMO’s compliance program and capabilities, including GMO’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Fund’s Chief Compliance Officer with respect thereto.  The Board noted that the terms of the GMO Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

The Board’s consideration of whether to approve the GMO Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following:  (1) the nature and quality of the services to be provided by GMO to the Fund under the GMO Sub-Advisory Agreement; (2) GMO’s experience as a manager of other funds and accounts; (3) GMO’s strength and reputation within the industry; (4) the fairness of the compensation under the GMO Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of GMO, including the management team’s expertise in the management of other alternative strategy funds; (6) profitability matters; (7) reports from K2 Advisors on the diligence conducted on GMO and the reasons for recommending GMO as a sub-advisor for the Fund, including, but not limited to, GMO’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (8) a report from the Trust’s Chief Compliance Officer regarding GMO’s compliance program and capabilities, including GMO’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Trust’s Chief Compliance Officer with respect thereto.  Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as GMO’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goals.

The following discussion relates to certain primary factors relevant to the Board’s decision to approve the GMO Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.  In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

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NATURE, EXTENT AND QUALITY OF SERVICES. The Trustees reviewed the nature, extent and quality of the services to be provided by GMO. In this regard, they reviewed the Fund’s investment goal and GMO’s proposed investment strategy, and GMO’s ability to implement such investment goal and/or investment strategy, including, but not limited to, GMO’s trading practices and investment decision processes.

With respect to the sub-advisory services to be provided by GMO, the Board noted the responsibilities that GMO would have with respect to the GMO Sub-Advised Portion of the Fund, including, among others, implementing the investment strategies with respect to the GMO Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the GMO Sub-Advised Portion. The Trustees considered the successful performance of GMO in managing other investment products with investment strategies similar to the investment strategies of the GMO Sub-Advised Portion of the Fund.

The Trustees reviewed the portfolio management team at GMO that would be responsible for managing the GMO Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered various other products, portfolios and entities that are advised by GMO, their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board also considered a report from the Trust’s Chief Compliance Officer regarding GMO’s compliance program as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by K2 Advisors in proposing GMO as a sub-advisor to the Fund, including the due diligence undertaken with respect to GMO’s compliance capabilities, and efforts to integrate GMO’s operations, policies, procedures and compliance functions with those of K2 Advisors.

Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by GMO to the Fund and its shareholders and were confident in the abilities of GMO to implement its proposed investment strategy, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE.  The Board noted that, as GMO has not provided any services to the Fund, there was no investment performance of GMO with respect to the Fund.  The Board considered the investment performance of GMO in managing other investment products with similar investment strategies to the investment strategies of the GMO Sub-Advised Portion. The Board also considered the performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of GMO in managing the GMO Sub-Advised Portion.

COMPARATIVE EXPENSES AND PROFITABILITY.  The Board considered the cost of the services to be provided by GMO.  The Board also noted that it could not evaluate GMO’s profitability with respect to the Fund since no assets had yet been allocated to GMO.

The Board noted that the sub-advisory fees would be paid by K2 Advisors to GMO and would not be additional fees to be borne by the Fund.  The Board also noted that the sub-advisory fees to be paid by K2 Advisors to GMO were the product of arms-length negotiations between K2 Advisors and GMO and the Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and GMO in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and GMO. The Trustees considered various other products, portfolios and entities that are advised by GMO and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts.  The Board considered the extent to which GMO may derive ancillary benefits from the Fund’s operations.

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With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring GMO as a sub-advisor to the Fund, the Board considered the following: (1) the fee waiver and expense limitation arrangements in effect, and the amount of Fund expenses that were absorbed since the inception of the Fund by K2 Advisors through such arrangements,  (2) the sub-advisory fees to be paid to GMO are the same as the fees charged by all of the Fund’s existing sub-advisors (with the exception of one other sub-adviser), and (3) K2 Advisors’ belief that the hiring of GMO as a sub-advisor will not have any demonstrable impact on K2 Advisors’ profitability.

Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure was fair and reasonable.

ECONOMIES OF SCALE. The Board considered economies of scale that may be realized by GMO as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. The Board concluded that economies of scale were deemed not to be a significant factor at that time in light of, among other matters, the fee waiver and expense limitation arrangement in effect.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the GMO Sub-Advisory Agreement, including the fees payable thereunder, with GMO for the Fund.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager and Unaffiliated Sub-Advisors

K2 Advisors currently serves as the Fund’s investment manager pursuant to an investment management agreement dated September 25, 2013, between the Trust, on behalf of the Fund, and K2 Advisors (the “Management Agreement”).  The Management Agreement was most recently approved and renewed by the Board, including the Independent Trustees, on May 22, 2017.  K2 Advisors’ principal offices are located at 300 Atlantic Street, 12th Floor, Stamford, Connecticut 06901. Together, K2 Advisors and its affiliates manage, as of February 28, 2018, over $744 billion in assets. K2 Advisors has been in the investment management business since 1994.  K2 Advisors is a majority owned subsidiary of Franklin Resources, Inc. (“FRI”).  FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906.  The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 19.3% and 19.2%, respectively, of its outstanding shares as of December 18, 2017. The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership. The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

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The Trustees who are interested persons of K2 Advisors or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by K2 Advisors and its affiliates from the Fund.

The Trust employs K2 Advisors to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the Management Agreement, K2 Advisors has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. K2 Advisors also may place orders with or through such brokers, dealers or futures commissions merchants as it may select. In addition, K2 Advisors has the authority and discretion to discharge and delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, K2 Advisors has discretion to not allocate any assets to one or more sub-advisors at any time.

Effective October 1, 2017, the Fund pays K2 Advisors a fee equal to an annual rate of 1.90% of the value of its net assets for managing the Fund’s assets, including investment advisory services and Fund administration services (prior to which, the Fund paid K2 Advisors a fee of 2.05% of the value of its net assets). The fee is calculated daily and paid monthly according to the terms of the Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.  K2 Advisors has contractually agreed to waive the investment management fee it receives from the Fund in an amount equal to the investment management fee it was paid by a Cayman Islands-based company that is wholly owned by the Fund (the “Subsidiary”).  This waiver may not be terminated and will remain in effect for as long as K2 Advisors’ contract with the Subsidiary is in place. In addition, K2 Advisors has agreed to waive or limit its fees and to assume as its own certain expenses otherwise payable by the Fund so that expenses (excluding Rule 12b-1 fees; acquired fund fees; expenses related to securities sold short; and certain non-routine expenses or costs (including those relating to litigation, indemnification, reorganizations and liquidations)) for each class of the Fund do not exceed (and could be less than) 1.95% until September 30, 2018.  Under this fee and expense waiver, fees and expenses of the Fund (including management and custody fees) will be waived equally among all classes and, to the extent necessary, transfer agency fees will be waived equally among all classes, except with respect to Class R6, for which its class-specific transfer agency fees may be waived in a different amount.  The investment management fees, as a percentage of the Fund’s net assets, before and after such waiver for the fiscal year ended May 31, 2017 were 2.05% and 1.65%, respectively.  For the fiscal year ended May 31, 2017, the aggregate amount of the investment management fees paid by the Fund to K2 Advisors was $18,930,224 (after fee waivers).  Investment management fees before waivers totaled $23,492,541.

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The Fund’s current sub-advisors and their associated strategies are listed below:

Name of Sub-Advisor	Strategy
Chilton Investment Company, LLC	Long Short Equity
Impala Asset Management, LLC	Long Short Equity
Portland Hill Capital LLP	Long Short Equity
Jennison Associates, LLC	Long Short Equity
Portland Hill Capital LLP	Long Short Equity
Wellington Management Company, LLP	Long Short Equity
Basso Capital Management, L.P.	Relative Value
Chatham Asset Management, LLC	Relative Value
Lazard Asset Management, LLC	Relative Value
Loomis Sayles & Company, L.P.	Relative Value
Halcyon Arbitrage IC Management LP	Event Driven
P. Schoenfeld Asset Management L.P.	Event Driven
EMSO Asset Management Limited	Global Macro
Graham Capital Management, L.P.	Global Macro

In order to gain exposure to commodities, the Fund has established the Subsidiary to invest in commodity-linked derivatives, including swaps, certain commodity-linked notes, options, futures and options on futures.  The Fund must meet certain requirements under the Internal Revenue Code for favorable tax treatment as a regulated investment company, relating to sources of its income and diversification of its assets.  The Fund intends to treat the income from its investment in the Subsidiary as qualifying income realized in connection with its investment in the stock of the Subsidiary.  The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority which may, in turn, affect the Fund’s investment in the Subsidiary.

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            K2 Advisors compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time.  K2 Advisors pays each of the sub-advisors for their services from the investment management fees it receives from the Fund.

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly-owned subsidiary of FRI and an affiliate of K2 Advisors.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services and facilities for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Templeton Distributors, Inc. (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual report to shareholders, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares and classes of the Fund as of February 26, 2018, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund.  To the knowledge of the Fund’s management, as of February 26, 2018, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of February 26, 2018, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund.  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

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Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention:  Secretary.  The correspondence will be given to the Board for review and consideration.

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EXHIBIT A

OUTSTANDING SHARES OF THE Franklin K2 Alternative Strategies Fund AS OF FEBRUARY 26, 2018

Franklin K2 Alternative Strategies Fund	Outstanding Shares
Class A Shares	10,455,865.65
Class C Shares	4,796,346.57
Class R Shares	49,128.62
Class R6 Shares	2,810,934.80
Advisor Class Shares	74,451,790.99
Total	92,564,066.63

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin K2 Alternative Strategies Fund as of February 26, 2018

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399	1,519,987.142	14.54%
	WFCS LLC* 2801 Market Street St. Louis, MO 63103-2523	1,218,885.252	11.66%
	National Financial Services LLC* Attn: Mutual Fund Department, 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	1,130,768.478	10.81%
	Morgan Stanley Smith Barney* Attn: Mutual Fund Operations 2 Harborside Financial Center, 3rd Floor Jersey City, NJ 07311-1114	921,676.389	8.81%
	UBS WM USA* 1000 Harbor Boulevard Weehawken, NJ 07086-6761	638,305.603	6.10%

                                                                                                     A-1

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	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	626,300.072	5.99%
Class C Shares	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399	819,542.205	17.09%
	WFCS LLC* 2801 Market Street St. Louis, MO 63103-2523	652,847.950	13.61%
	Morgan Stanley Smith Barney* Attn: Mutual Fund Operations 2 Harborside Financial Center, 3rd Floor Jersey City, NJ 07311-1114	503,274.784	10.49%
	National Financial Services LLC* Attn: Mutual Fund Department, 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	472,134.496	9.84%
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St. Petersburg, FL 33716-1102	386,153.313	8.05%
	UBS WM USA* 1000 Harbor Boulevard Weehawken, NJ 07086-6761	270,571.092	5.64%
	Merrill Lynch Pierce Fenner & Smith* Attn: Fund Administration 4800 Deer Lake Drive East Jacksonville, FL 32246-6484	268,514.255	5.60%
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	262,535.202	5.47%
Class R Shares	FTIOS Custodian for the Rollover IRA* P.O. Box 997151 Sacramento, CA 95899-7151	15,353.403	31.25%
	Robert D. Hogle & Kenneth B. Hogle Trustees Hogle Farms Defined Benefit Plan 28818 East Avenue Conrad, IA 50621-8102	9,170.801	18.67%

                                                                                                     A-2

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	Mid Atlantic Trust Company FBO Infectious Disease Associates 401K 1251 Waterfront Place, Suite 525 Pittsburgh, PA 15222	8,554.310	17.41%
	National Financial Services LLC* Attn: Mutual Fund Department, 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	2,755.829	5.61%
Class R6 Shares	National Financial Services LLC* Attn: Mutual Fund Department, 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	2,298,141.100	81.76%
	DCGT as Trustee or Custodian* Attn: NPIO Trade Desk 711 High Street Des Moines, IA 50392	228,194.170	8.12%
Advisor Class Shares	Ellard Co* C/O Fiduciary Trust Co Int L P.O. Box 3199 Church Street Station New York, NY 10008	11,666,453.703	15.67%
	UBS WM USA* 1000 Harbor Boulevard Weehawken, NJ 07086-6761	8,508,331.662	11.43%
	Charles Schwab & Company* 211 Main Street San Francisco, CA 94105-1905	8,304,273.958	11.15%
	WFCS LLC* 2801 Market Street St. Louis, MO 63103-2523	8,143,114.734	10.94%
	National Financial Services LLC* Attn: Mutual Fund Department, 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	7,839,016.536	10.53%
	Merrill Lynch Pierce Fenner & Smith* Attn: Fund Administration 4800 Deer Lake Drive East Jacksonville, FL 32246-6484	6,199,682.416	8.33%

* For the benefit of its customer(s)

                                                                                                     A-3

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